AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 20, 2003

                           REGISTRATION NO. 333 - ____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------
                          HEALTHCARE TECHNOLOGIES LTD.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
                Israel                                 Not Applicable
    (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)


                                3 Habosem Street
                       Kiryat Minrav, Ashdod Israel 77610
                                011-972-88562920
       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA
               CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                   ----------
            Agreement for the Issuance of Stock Options to Eran Rotem
                              (FULL TITLE OF PLAN)
                                   ----------
                               Phillips Nizer LLP
                                666 Fifth Avenue
                               New York, NY 10103
                                 (212) 977-9700
                         Attention: Brian Brodrick, Esq.

           (NAME AND ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
                    INCLUDING AREA CODE OF AGENT FOR SERVICE)
                                   ----------
                                   COPIES TO:

                              Brian Brodrick, Esq.
                               Phillips Nizer LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 977-9700

                         CALCULATION OF REGISTRATION FEE

----------------------------------------   -------------    ------------------     -----------------   ------------
                                                            Proposed               Proposed            Amount of
Title of Each Class of                     Amount to be     Maximum Offering       Maximum Aggregate   Registration
Securities to be Registered                Registered(1)    Price Per Share(2)     Offering Price(2)   Fee(2)
----------------------------------------   -------------    ------------------     -----------------   ------------
Ordinary Shares, NIS 0.04 par value ..     100,000          $0.38                  $38,000(2)          $5.00
----------------------------------------   -------------    ------------------     -----------------   ------------


(1) This Registration Statement shall also cover any additional ordinary shares which become issuable under the Agreement for the issuance of stock options to Eran Rotem, dated as of October 9, 2003 (the "Plan") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which result in an increase in the number of the outstanding ordinary shares.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the maximum offering price per share that such options may be exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents, which have been filed by Healthcare Technologies, Ltd. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference in this Registration
Statement:

     (a) Annual Report on Form 20-F for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on June 20, 2003, as amended by Amendment No. 1 thereto filed with the Securities and Exchange Commission on August 5, 2003 (File No. 0-17788);

     (b) Form 6-K Report for February, 2003 filed with the Securities and Exchange Commission on March 17, 2003 (File No. 0-17788);

     (c) Form 6-K for May 2003, filed with the Securities and Exchange Commission on June 10, 2003 (File No. 0-17788);

     (d) Form 6-K for June 2003, filed with the Securities and Exchange Commission on June 20, 2003 (File No. 0-17788);

     (e) Form 6-K for August 2003, filed with the Securities Exchange Commission on September 3, 2003 (File No. 0-17788); and

     (f) The description of the Registrant's ordinary shares contained in the registration statement under the Exchange Act on Form 8-A as filed with the Commission on May 30, 1989, and any subsequent amendment or report filed for the purpose of updating this description (File No. 0-17788).

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

     The Registrant will provide without charge to any participant in the Plan, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Healthcare Technologies Ltd., 32 Shaham Street, 49170 Petach Tikva, Israel, Attn: Yakarah Attias, Tel. No. 011-972-3-922-9015, Ext. 151.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the Companies Law, an Israeli company may not exempt an office holder from liability with respect to a breach of his duty of loyalty, but may exempt in advance an office holder from his liability to the company, in whole or in part, with respect to a breach of his duty of care. Under the Companies Law, a company may not (1) indemnify an office holder or absolve him from liability towards the company for, or (2) enter into an insurance contract which would provide coverage for any monetary liability incurred as a result of any one of the following:

     o a breach by the office holder of his duty of loyalty unless the office holder acted in good faith and had a reasonable basis to believe that the act would not be detrimental to the benefit of the company;

     o an intentional or reckless breach by the office holder of his duty of care;

     o any act or omission intended to confer on the office holder an illegal personal gain; or

     o    any fine levied against the office holder.

     Article 109 of the Articles of Association of the Registrant contains provisions which relate to the indemnity and insurance of officers and directors. Subject to the provisions of the Companies Law, the Registrant's Articles of Association provide that it may enter into a contract for the insurance of the liability of any of its office holders with respect to:

     (i)  a breach of his duty of care to the Company or to any other person;

     (ii) a breach of fiduciary duty to the Company provided that the Officer has acted in good faith and that he had reasonable grounds to assume that the act would not harm the good of the Company;

     (iii) a financial liability which shall be imposed on such Officer in favor of any other person, in respect of an act performed by him by virtue of his being an officer of the Company;

     Subject to the provisions of the Companies Law, the Registrant's Articles of Association provide that it may indemnify an officer holder with respect to any of the following:

     (i) a financial liability imposed on him in favor of any other person by any judgment, including a judgment given as a result of a settlement or an arbitrator's award which has been confirmed by a court, in respect of an act performed by him by virtue of his being an Officer of the Company.

     (ii) reasonable litigation costs, including lawyer's fees, expended by an Officer or which were imposed on an Officer by a court in proceedings filed against him by the Company or in its name or by any other person or in a criminal charge on which he was acquitted, in respect of an act performed by him by virtue of his being an Officer of the Company.

     In addition, under the Companies Law, indemnification of, and procurement of insurance coverage for, the Registrant's office holders must be approved by its audit committee and its board of directors and, in specified circumstances, by its shareholders.

     Registrant has obtained directors' and officers' liability insurance and resolved to indemnify its office holders pursuant to the Companies Law.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8. EXHIBITS.

EXHIBIT NOS.                       DESCRIPTION OF EXHIBITS
------------                       -----------------------

5.1*                      Opinion of Orna Blum, Adv.
10.1*                     Agreement for the issuance of Stock Options to Eran Rotem
23.1*                     Consent Kost Forer & Gabbay
23.3*                     Consent of Orna Blum, Adv. (included in Exhibit 5.1)*

----------
*    Filed herewith.

ITEM 9. UNDERTAKINGS.

     1.   The undersigned Registrant hereby undertakes:

     (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (ii) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel-Aviv, State of Israel, on the 20th day of October, 2003.

                                      HEALTHCARE TECHNOLOGIES LIMITED


                                      By:      /S/ DANIEL KROPF
                                      -------------------------
                                           Daniel Kropf,
                                           Chairman of the Board of Directors


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Brodrick and Eran Rotem, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



SIGNATURE                                          TITLE                                             DATE
 /S/ DANIEL KROPF
-------------------------
Mr. Daniel Kropf                                   Chairman of the Board of Directors                October 9, 2003
                                                   and Director

 /S/MOSHE REUVENI
-------------------------
Mr. Moshe Reuveni                                  Chief Executive Officer                           October 9, 2003
                                                   and Director
                                                   (Principal Executive Officer)

 /S/ ERAN ROTEM
-------------------------
Mr. Eran Rotem, CPA                                Chief Financial Officer (Principal                October 9, 2003
                                                   Financial and Accounting Officer)


 /S/ YACOB OFER
-------------------------
Mr. Yacob Ofer                                     Director                                          October 9, 2003

-------------------------
Mr. Rolando Eisen                                  Director                                         October __, 2003

-------------------------
Mr. Eliezer Helfan                                 Director                                         October __, 2003

 /S/ ISRAEL AMIR
-------------------------
Mr. Israel Amir                                    Director                                         October 12, 2003

  /S/ ETHAN RUBINSTEIN
-------------------------
Prof. Ethan Rubinstein                             Director                                         October 15, 2003

-------------------------
Prof. Varda Rotter                                 Director                                         October __, 2003

Authorized Representative in the
United States:
Phillips Nizer LLP



By: /S/ BRIAN BRODRICK
-------------------------
    Brian Brodrick, Esq.,
    Partner                                                                                         October 20, 2003


                                  EXHIBIT INDEX

EXHIBIT NOS.                       DESCRIPTION OF EXHIBITS                                      PAGE NO.

5.1                       Opinion of Orna Blum, Adv.
10.1                      Agreement for the issuance of stock options to Eran Rotem
23.1                      Consent of Kost Forer & Gabbay
23.3                      Consent of Orna Blum, Adv. (included in Exhibit 5.1)*

                          HEALTHCARE TECHNOLOGIES LTD.

                                OPTION AGREEMENT

                      MADE AS OF THE 9 DAY OF OCTOBER, 2003





BETWEEN:             HEALTHCARE TECHNOLOGIES LTD.


                     A company incorporated in Israel


                     (hereinafter the "COMPANY")



                                                                 ON THE ONE PART





AND:                       Name Eran Rotem


                           I.D. No.23592744


                           Address: P.O. 124


                                  40691 Herut , Israel


                          (hereinafter the "OPTIONEE")





                                                               ON THE OTHER PART




WHEREAS On 28 August, 2003, the Company duly adopted and the Board approved Healthcare Technologies Ltd. 2003 Israeli Share Option Plan, a copy of which is attached as EXHIBIT A hereto, forming an integral part hereof (the "ISOP"); and -


WHEREAS Pursuant to the ISOP, the Company has decided to grant Options to purchase Shares of the Company to the Optionee, and the Optionee has agreed to such grant, subject to all the terms and conditions as set forth in the ISOP and as provided herein;

NOW, THEREFORE, it is agreed as follows:


1.   PREAMBLE AND DEFINITIONS

     1.1  The preamble to this agreement constitutes an integral part hereof.


     1.2 Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the ISOP.


2.   GRANT OF OPTIONS

     2.1 The Company hereby grants to the Optionee the number of Options as set forth in EXHIBIT B hereto, each Option shall be exercisable for one Share, upon payment of the Purchase Price as set forth in EXHIBIT B, subject to the terms and the conditions as set forth in the ISOP and as provided herein.


     2.2 The Optionee is aware that the Company intends in the future to issue additional shares and to grant additional options to various entities and individuals, as the Company in its sole discretion shall determine.


3.   PERIOD OF OPTION AND CONDITIONS OF EXERCISE


     3.1 The terms of this Option Agreement shall commence on the Date of Grant and terminate at the Expiration Date, or at the time at which the Option expires pursuant to the terms of the ISOP or pursuant to this Option Agreement.


     3.2 Options may be exercised only to purchase whole Shares, and in no case may a fraction of a Share be purchased. If any fractional Share would be deliverable upon exercise, such fraction shall be rounded up one-half or less, or otherwise rounded down, to the nearest whole number.


4.   ADJUSTMENTS

     Notwithstanding anything to the contrary in Section 9.1 of the ISOP and in addition thereto, if in any such Transaction as described in Section 9.1 of the ISOP, the Successor Company (or parent or subsidiary of the Successor Company) does not agree to assume or substitute for the Options, the Vesting Dates shall be accelerated so that any unvested Option shall be immediately vested in full as of the date which is ten (10) days prior to the effective date of the Transaction, and the Committee shall notify the Optionee that the unexercised Options are fully exercisable for a period of ten (10) days from the date of such notice, and that any unexercised Options shall terminate upon the expiration of such period.

     If the successor Company (or parent or subsidiary of the Successor Company) agrees to assume or substitute for the Options and Optionee's employment with the Successor Company is terminated by the Successor Company without "Cause" within one year of the closing of such Transaction, the Vesting Dates shall be accelerated so that any unvested portion of the substituted Option shall be immediately vested in full as of the date of such termination without Cause.

5.   VESTING; PERIOD OF EXERCISE


     Subject to the provisions of the ISOP, Options shall vest and become exercisable according to the Vesting Dates set forth in EXHIBIT B hereto, provided that the Optionee is an Employee of or providing services to the Company and/or its Affiliates on the applicable Vesting Date.


     All unexercised Options granted to the Optionee shall terminate and shall no longer be exercisable on the Expiration Date, as described in Section
     2.13 of the ISOP.


6.   EXERCISE OF OPTIONS


     6.1  Options may be exercised in accordance with the provisions of Section
          10.1 of the ISOP.

     6.2 In order for the Company to issue Shares upon the exercise of any of the Options, the Optionee hereby agrees to sign any and all documents required by any applicable law and/or by the Company's Articles of Association.

     6.3 The Company shall not be obligated to issue any Shares upon the exercise of an Option if such issuance, in the opinion of the Company, might constitute a violation by the Company of any provision of law.




7.   RESTRICTIONS ON TRANSFER OF OPTIONS AND SHARES

     7.1 The transfer of Options and the transfer of Shares to be issued upon exercise of the Options shall be subject to the limitations set forth in the ISOP and in the Company's Articles of Association and any shareholders' agreement to which the holders of ordinary shares of the Company are bound.

     7.2  With respect to any Approved 102 Option, subject to the provisions of
          Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not sell or release from trust any Share received upon the exercise of an Approved 102 Option and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the Holding Period required under Section 102 of the Ordinance. Notwithstanding the above, if any such sale or release occurs during the Holding Period, the sanctions under Section 102 of the Ordinance and under any rules or regulation or orders or procedures promulgated thereunder shall apply to and shall be borne by such Optionee.

     7.3 With respect to Unapproved 102 Option, if the Optionee ceases to be employed by the Company or any Affiliate, the Optionee shall extend to the Company and/or its Affiliate a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 and the rules, regulation or orders promulgated thereunder.

     7.4 The Optionee shall not dispose of any Shares in transactions which violate, in the opinion of the Company, any applicable laws, rules and regulations.

     7.5 The Optionee agrees that the Company shall have the authority to endorse upon the certificate or certificates representing the Shares such legends referring to the foregoing restrictions, and any other applicable restrictions as it may deem appropriate (which do not violate the Optionee's rights according to this Option Agreement).


8.   TAXES; INDEMNIFICATION

     8.1 Any tax consequences arising from the grant or exercise of any Option, from the payment for Shares covered thereby or from any other event or act (of the Company and/or its Affiliates, the Trustee or the Optionee), hereunder, shall be borne solely by the Optionee. The Company and/or its Affiliates and/or the Trustee shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including withholding taxes at source. Furthermore, the Optionee hereby agrees to indemnify the Company and/or its Affiliates and/or the Trustee and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

     8.2 The Optionee will not be entitled to receive from the Company and/or the Trustee any Shares allocated or issued upon the exercise of Options prior to the full payments of the Optionee's tax liabilities arising from Options which were granted to him and/or Shares issued upon the exercise of Options. For the avoidance of doubt, neither the Company nor the Trustee shall be required to release any share certificate to the Optionee until all payments required to be made by the Optionee have been fully satisfied.

     8.3 The receipt of the Options and the acquisition of the Shares to be issued upon the exercise of the Options may result in tax consequences. THE OPTIONEE IS ADVISED TO CONSULT A TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

     8.4 With respect to Approved 102 Options, the Optionee hereby acknowledges that he is familiar with the provisions of Section 102 and the regulations and rules promulgated thereunder, including without limitations the type of Option granted hereunder and the tax implications applicable to such grant. The Optionee accepts the provisions of the trust agreement signed between the Company and the Trustee, attached as EXHIBIT C hereto, and agrees to be bound by its terms.

9.   MISCELLANEOUS

     9.1 NO OBLIGATION TO EXERCISE OPTIONS. The grant and acceptance of these Options imposes no obligation on the Optionee to exercise it.

     9.2 CONFIDENTIALITY. The Optionee shall regard the information in this Option Agreement and its exhibits attached hereto as confidential information and the Optionee shall not reveal its contents to anyone except when required by law or for the purpose of gaining legal or tax advice.

     9.3 CONTINUATION OF EMPLOYMENT OR SERVICE. Neither the ISOP nor this Option Agreement shall impose any obligation on the Company or an Affiliate to continue the Optionee's employment or service and nothing in the ISOP or in this Option Agreement shall confer upon the Optionee any right to continue in the employ or service of the Company and/or an Affiliate or restrict the right of the Company or an Affiliate to terminate such employment or service at any time.

     9.4 ENTIRE AGREEMENT. Subject to the provisions of the ISOP, to which this Option Agreement is subject, this Option Agreement, together with the exhibits hereto, constitute the entire agreement between the Optionee and the Company with respect to Options granted hereunder, and supersedes all prior agreements, understandings and arrangements, oral or written, between the Optionee and the Company with respect to the subject matter hereof.

     9.5 FAILURE TO ENFORCE - NOT A WAIVER. The failure of any party to enforce at any time any provisions of this Option Agreement or the ISOP shall in no way be construed to be a waiver of such provision or of any other provision hereof.

     9.6 PROVISIONS OF THE ISOP. The Options provided for herein are granted pursuant to the ISOP and said Options and this Option Agreement are in all respects governed by the ISOP and subject to all of the terms and provisions of the ISOP.

          Any interpretation of this Option Agreement will be made in accordance with the ISOP but in the event there is any contradiction between the provisions of this Option Agreement and the ISOP, the provisions of the Option Agreement will prevail.

     9.7 BINDING EFFECT. The ISOP and this Option Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereof.

     9.8 NOTICES. All notices or other communications given or made hereunder shall be in writing and shall be delivered or mailed by registered mail or delivered by email or facsimile with written confirmation of receipt to the Optionee and/or to the Company at the addresses shown on the letterhead above, or at such other place as the Company may designate by written notice to the Optionee. The Optionee is responsible for notifying the Company in writing of any change in the Optionee's address, and the Company shall be deemed to have complied with any obligation to provide the Optionee with notice by sending such notice to the address indicated below.


Company's Signature:

Name: Moshe Reuveni

Position: CEO

Signature: ________________

I, the undersigned, hereby acknowledge receipt of a copy of the ISOP and accept the Options subject to all of the terms and provisions thereof. I have reviewed the ISOP and this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement, and fully understand all provisions of this Option Agreement. I agree to notify the Company upon any change in the residence address indicated above.




       -----------                -------------------

       Date                       Optionee's Signature


EXHIBIT A:      HEALTHCARE TECHNOLOGIES LTD. 2003 ISRAELI SHARE OPTION PLAN

EXHIBIT B:      TERMS OF THE OPTION

EXHIBIT C:      TRUST AGREEMENT

                                    EXHIBIT B

                               TERMS OF THE OPTION

NAME OF THE OPTIONEE: ERAN ROTEM
DATE OF GRANT:OCTOBER 9, 2003
DESIGNATION:      CFO

                    o [ ]APPROVED 102 OPTION: CAPITAL GAIN OPTION (CGO) [ ];OR ORDINARY INCOME OPTION (OIO) [ ]

                    o    [ ]UNAPPROVED 102 OPTION

                    o    [ ]3(I) OPTION

1.   Number of Options granted: 100,000
2.   Purchase Price: 0.38 $
3.   Vesting Dates: 20% per year


                       NUMBER OF OPTIONS                      VESTING DATE
                       -----------------                      ------------
                       20,000                                 20/5/2003
                       20,000                                 20/5/2004
                       20,000                                 20/5/2005
                       20,000                                 20/5/2006
                       20,000                                 20/5/2007




4. Expiration Date: 180 days from the date of termination of the employment agreement .



-------------------                 -------------------
Optionee                            HealthCare Technologeis Ltd.

                                                                     EXHIBIT 5.1


                                October 20, 2003





Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

                  Re:      Healthcare Technologies Ltd
                           REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

     As an in house counsel to Healthcare Technologies Ltd, an Israeli company (the "Company"), I have been requested to render this opinion for filing as
Exhibit 5.1 to the Company's Registration Statement on Form S-8, which is being filed with the Securities and Exchange Commission on or about October 9, 2003 (the "Registration Statement").

     The Registration Statement covers 100,000 ordinary shares, par value, NIS
0.04 (the "Shares") which may be issued by the Company upon exercise of options granted pursuant to that certain Stock Option Agreement, dated as of October 9, 2003 between the Company and Mr. Eran Rotem which is being filed as Exhibit 10.1 to the Registration Statement.

     I have examined the Company's Memorandum of Association and Articles of Association, the ISOP, and related minutes of action taken by the Board of Directors of the Company. In the foregoing examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals or copies certified and the conformity to originals of all documents submitted to us as certified or reproduced copies of originals.

     Based upon the foregoing, I am of the opinion that the Shares are duly authorized, and when issued in the manner and for the consideration described in the ISOP, will be validly issued, fully paid and non- assessable.

     I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Commission there under.

     This opinion is intended solely for the benefit and use of the Company and is not to be used, released, quoted or relied upon anyone else for any purpose other then as required by law), without or prior written consent.







                                                     Very truly yours,



                                                     By:Orna Blum
                                                     ------------------
                                                        Orna Blum, Adv.

                         CONSENT OF INDEPENDENT AUDITOR



We consent to the incorporated by reference in the Registration Statement (Form S-8) pertaining to the 2003 Stock Option Plan, of our report dated March 26, 2003, with respect to the consolidated financial statements of Healthcare Technologies Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2002.




Tel Aviv Israel                                     KOST, FORER & GABBAY
October 20, 2003                               A Member of Ernst &Young Global